                              [ORRICK LETTERHEAD]


                                 August 30, 2001



Brinson Advisors, Inc.
1285 Avenue of the Americas
New York, New York 10019


        Re:    UBS PaineWebber RMA New York Municipal
               Money Fund, a series of the UBS PaineWebber
               Managed Municipal Trust (the "New York Fund")



                  We hereby consent to the filing of this consent as an exhibit to the registration statement on Form N-1A for the New York Fund filed as of the date hereof (the "Registration Statement") and to the use of our name as counsel to the New York Fund in the Registration Statement and the Prospectus for the New York Fund.




                                Very truly yours,



                                /s/ Orrick, Herrington & Sutcliffe LLP